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                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                               FAX: (212) 310-8007






                                January 25, 2002

ISP Chemco Inc.
300 Delaware Avenue, Suite 303
Wilmington, Delaware 19801

ISP Chemicals Inc.
Route 95 Industrial Area, P.O. Box 37
Calvert City, Kentucky 42029

ISP Minerals Inc.
34 Charles Street
Hagerstown, Maryland 21740

ISP Technologies Inc.
4501 Attwater Avenue and State Highway 146
Texas City, Texas 77590


                  Re: OFFER TO EXCHANGE ALL OUTSTANDING ORIGINAL 101/4% SERIES A-1 SENIOR SUBORDINATED NOTES DUE 2011 FOR REGISTERED 101/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2011

Ladies and Gentlemen:

                  We have acted as counsel to ISP Chemco Inc., a Delaware corporation, ISP Chemicals Inc., a Delaware corporation, ISP Minerals Inc., a Delaware corporation and ISP Technologies Inc., a Delaware corporation (collectively, the "Issuers"), in connection with (i) the issuance by the Issuers of $100,000,000 aggregate principal amount of their Registered 101/4% Series B Senior Subordinated Notes due 2011 (the "New Notes") pursuant to an Indenture, dated as of June 27, 2001, as amended by Amendment No.1 to Indenture, dated as of November 13, 2001 (as amended, the "Indenture"), among the Issuers, the guarantors party thereto and Wilmington Trust Company, as Trustee, and (ii) the preparation and filing with the Securities and Exchange Commission of the Issuers' Registration Statement on Form S-4, Registration No. 333-75574 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, pursuant to the offer by the Issuers to exchange (the "Exchange Offer") their New Notes for the 101/4% Series A-1 Senior Subordinated Notes due 2011 (the "Old Notes").
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                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, including the prospectus which is a part thereof (the "Prospectus"), and such corporate records, agreements, documents and other instruments (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the correctness of all factual representations made therein. (The terms of the Documents are incorporated herein by reference.) We have further assumed that the final executed Documents will be substantially the same as those which we have reviewed and that there are no agreements or understandings between or among the parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                  Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Documents, the discussion included in the Prospectus under the caption "Federal Income Tax Considerations," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, accurately describes in all material respects the United States federal income tax consequences of the Exchange Offer to the holders of the Old Notes.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically covered by the foregoing opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP